Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2013, related to the combined carve-out financial statements of KNOT Offshore Partners LP Predecessor, and our report dated February 28, 2013, related to the balance sheet of KNOT Offshore Partners LP, in Amendment No. 1 to the Registration Statement (Form F-1) and related Prospectus of KNOT Offshore Partners LP dated March 19, 2013.

/s/ Ernst & Young AS

Bergen, Norway

March 19, 2013